UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

TechTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

275 Grove Street, Newton MA	02466
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 8, 2012, TechTarget, Inc. (“TechTarget”) issued a press release announcing its results for the fiscal quarter ended March 31, 2012. TechTarget is also posting a copy of the Letter to Shareholders with respect to the completed quarter on the Investor Information section of its website at www.techtarget.com. The full text of the press release issued in connection with the announcement and the Letter to Shareholders are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information contained in Item 2.02 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2012, the Board of Directors of TechTarget, Inc. (the “Company”) elected Janice Kelliher as the permanent Chief Financial Officer and Treasurer of the Company, effective May 4, 2012. Ms. Kelliher, 49, joined the Company in January 2012 as Vice President, Finance and was elected as the Company’s interim Chief Financial Officer on March 13, 2012. Prior to joining the Company, Ms. Kelliher served for 2.5 years as a CFO Consultant for TechCFO, LLC, a consulting firm that provides financial, operational and executive services to technology, multi-media and software companies. Prior to joining TechCFO, Ms. Kelliher served as Director of Accounting Management Solutions, Inc., a provider of outsourced financial and accounting services to corporate clients from 2006 – 2009.

The Company and Ms. Kelliher entered into an Employment Agreement, dated May 4, 2012 (the “Agreement”) in connection with Ms. Kelliher’s appointment. The Agreement has an initial term of one year, continues until terminated and is similar to employment agreements the Company has with its other executive officers. Under the Agreement, the Company will pay Ms. Kelliher an annual base salary of $250,000 and she will be eligible to participate in the Company’s annual incentive program, with a 2012 target bonus amount of $50,000. For all subsequent years, Ms. Kelliher’s annual target bonus amount shall be established by the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Agreement includes severance and change of control provisions. In the event Ms. Kelliher’s employment is terminated by the Company without “cause” or she voluntarily terminates her employment for “good reason”, as those terms are defined in the Agreement, Ms. Kelliher would be entitled to receive her salary at the rate then in effect and her health benefits (if applicable) for a period of nine months and acceleration of certain equity grants, as well as certain other benefits as set forth in the Agreement. Additionally, in the event of a change of control, as that term is defined in the Agreement, Ms. Kelliher would be entitled to acceleration of certain equity grants.

The above summary of Ms. Kelliher’s employment agreement is qualified in its entirety by the actual Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

10.1	Employment Agreement between Janice Kelliher and the Company dated May 4, 2012 is furnished herewith.

99.1	A copy of the press release issued by TechTarget, Inc. on May 8, 2012 is furnished herewith.

99.2	A copy of the Letter to Shareholders posted by TechTarget, Inc. to its website on May 8, 2012 is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012	TECHTARGET, INC.

	By:	/s/ Greg Strakosch
Greg Strakosch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Janice Kelliher and the Company dated May 4, 2012

99.1	Press Release dated May 8, 2012

99.2	Letter to Shareholders dated May 8, 2012

4